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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)



           Delaware                     0-028176                  36-1433610
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)




155 North Wacker Drive, Suite 500, Chicago, Illinois                 60606
     (Address of Principal Executive Offices)                     (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement.

     The Company and its subsidiary, WH Inc. of Illinois, entered into a Severance and Release Agreement (the "Agreement") with Lynn D. Eisenheim, its former Executive Vice President - Merchandising, on May 18, 2005. Mr. Eisenheim's employment with the Company terminated effective January 1, 2004. In connection with Mr. Eisenheim's departure, the Company recorded a reserve related to the Severance Agreement dated as of November 1, 2000 by and among the Company, WH Inc. of Illinois and Lynn D. Eisenheim (the "Severance Agreement") in its financial statements for the fiscal year ended January 31, 2004. Pursuant to the terms of the Agreement, in full satisfaction of the Company's obligations under the Severance Agreement, the Company will pay $609,194.94 to Mr. Eisenheim on or prior to June 15, 2005, less the appropriate taxes as set forth in the Agreement.

     A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WHITEHALL JEWELLERS, INC.
                                               (Registrant)


                                         By:  /s/ John R. Desjardins
                                              -------------------------------
                                                 John R. Desjardins
                                                 Executive Vice President
                                                 and Chief Financial Officer
Date:  May 24, 2004

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                                  EXHIBIT INDEX

     The following exhibit is furnished herewith as noted below.

 Exhibit No.              Exhibit
 -----------              -------

    10.1 Severance and Release Agreement, dated May 18, 2005, between the Company and Lynn D. Eisenheim